Exhibit 99.1

Trilogy Metals Announces Completion of 2026 Field Program at the Upper Kobuk Mineral Projects, Appointment of David Thomas as Senior Vice President, Project Development of Ambler Metals

VANCOUVER, BC, Oct. 21, 2026 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") announced today the successful completion of the 2026 summer field program at the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska's Ambler Mining District, with all priority objectives for the season achieved.

Highlights

•	2026 Field Program Completed with All 42 Planned Geotechnical, Hydrogeological, Condemnation and Exploration Holes Drilled Over Approximately 5,200 Meters
•	Target Assessments and Advanced Mapping Completed for District-Wide Exploration Drilling Along 100-Kilometer Volcanogenic Massive Sulfide ("VMS") Belt
•	David Thomas Appointed Senior Vice President of Project Development of Ambler Metals to Lead Engineering and Development of the Arctic Project

The UKMP asset portfolio, which encompasses approximately 190,929 hectares and hosts both the high-grade Arctic polymetallic deposit (the "Arctic Project" or "Arctic") and the Bornite copper-cobalt deposit (the "Bornite Project" or "Bornite"), is being advanced by Ambler Metals LLC ("Ambler Metals"). Ambler Metals is a 50/50 joint venture operating company equally owned by Trilogy and South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32"). Arctic is one of the highest-grade, undeveloped open-pittable copper deposits in the world, with an estimated average grade of approximately 5% copper equivalent1,2, bolstered by material precious metals by-product credits.

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[1] Technical report entitled "Arctic Project NI 43-101 Technical Report and Feasibility Study" with an effective date of January 20, 2023 and the S-K 1300 report for the Arctic Project titled "Arctic Project S-K 1300 Technical Report Summary, Ambler Mining District, Alaska" dated November 30, 2022 (together, the "Arctic Feasibility Studies").
[2] Copper equivalent grades are calculated using metal prices, recoveries, and payabilities and are based on Probable Mineral Reserves. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. For a full list of the assumptions used to calculate the copper equivalent grade, please see the Arctic Feasibility Studies.

Tony Giardini, President and CEO of Trilogy, commented: "Delivering the full scope of this season's work safely, with every priority objective met, is a credit to the Ambler Metals team. This summer's program gives our engineers the geotechnical and hydrogeological data they need to finalize Arctic's mine design and infrastructure placement, and it strengthens the technical record supporting our permit applications. We anticipate 2027 being a significant step up in activity: exploration and development drilling at Bornite and along the VMS belt, continued engineering at Arctic, and a Draft Environmental Impact Statement targeted for October 2027. With Dave Thomas now leading project development, the joint venture is positioning Arctic for a potential construction decision following a Record of Decision, targeted for September 2028."

Ambler Metals Concludes 2026 Field Program

Ambler Metals has completed all planned geotechnical, hydrogeological, condemnation and exploration holes for the 2026 season - a total of 42 holes across approximately 5,200 meters of drilling - achieving all priority objectives set for the program. The drill campaign, concentrated at the proposed Arctic mine's waste rock storage facilities and tailings footprint areas, and important groundwater characterization targets, was designed to inform mine design and infrastructure placement and to support the permitting process, while also probing exploration targets along the Arctic mineral horizon.

Regional Exploration: Target Assessments Completed Along the 100-Kilometer VMS Belt

Alongside the Arctic drill program, Ambler Metals completed drill-target assessments of known mineral occurrences and targets across the UKMP mineral belt, achieving another key objective of the 2026 season. The 100-kilometer-long (60-mile-long) VMS belt, which hosts Arctic and numerous other polymetallic mineral deposits and prospects, contains approximately 30 known, historic VMS occurrences and electromagnetic anomalies (see Figure 1). The results of these assessments will be used to rank and prioritize targets, and are expected to underpin planning for accelerated exploration and development drilling in 2027.

Project staff are now focused on preparing for the 2027 field season, including completing equipment maintenance and repairs to support an efficient restart of field operations in April/May 2027.

Figure 1: The Arctic and Bornite deposits within the Upper Kobuk Mineral Projects area that spans 190,929 hectares (471,796 acres)

David Thomas Appointed Senior Vice President of Project Development of Ambler Metals

Ambler Metals has appointed David Thomas as Senior Vice President of Project Development. Mr. Thomas will lead engineering and project development for the Arctic Project, working alongside Ambler Metals President Ron Rimelman as the joint venture advances the project through permitting and toward a construction decision.

Mr. Thomas is a civil engineer with more than 40 years of experience in underground and open-pit mining across North America and internationally, including expertise in Arctic developments. His work spans mine complex design, permitting, project development, start-ups, operations, and closure. He most recently served as Chief Operating Officer of Freedom Copper and, prior to that, as Vice President of Ausenco USA, where he provided engineering oversight for preliminary economic assessments, pre-feasibility studies, and feasibility studies for mining projects in Alaska and across the United States. He has also held senior roles with New Mexico Copper and Sabre Gold, and has been involved in mine permitting in Alaska, Washington, Arizona, Utah, and New Mexico. His Alaska experience includes work at the Red Dog, Fort Knox, Pogo, and Kensington mines during his tenure as President of Alaska Interstate Construction. Internationally, Mr. Thomas served as General Director for Nordgold, working on projects in Siberia and Africa, and as EPCM Manager for Newmont's Hope Bay project in Nunavut, Canada. He holds a Bachelor of Science from the University of Washington.

Ron Rimelman, President of Ambler Metals, commented: "As the Arctic Project advances through permitting, our focus is shifting from defining the project to preparing to build it, and Dave brings the expertise we need at this stage. He has spent four decades designing, permitting, building and operating mines - including Arctic developments and, here in Alaska, operations such as Red Dog, Fort Knox, Pogo and Kensington. His engineering leadership on feasibility-level studies, combined with his hands-on construction and start-up experience, will be invaluable as we translate this season's engineering data into final mine design and lay the groundwork for development. We are delighted to welcome him to the Ambler Metals team."

Qualified Persons

Richard Gosse, P.Geo., Vice President Exploration for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101 - Standard of Disclosure for Mineral Projects and Subpart 1300 of Regulation S-K. Mr. Gosse has reviewed the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32 Limited, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts polymetallic volcanogenic massive sulfide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation, that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy Metals' vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the results of the 2026 field program; expected preparations for, and the timing of, the 2027 field season; expected exploration and development decisions at Bornite and Arctic; expected progress on the permitting process; timing of a draft Environmental Impact Statement and Record of Decision; the anticipated benefits of recent management appointments at Ambler Metals; expectations regarding a construction decision on the Arctic Project; and perceived merit of the properties are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2025 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions, and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

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%CIK: 0001543418

For further information: Company Contact: Matthew Keevil, Vice President, Investor Relations and Business Development, ir@trilogymetals.com, Phone: +1 604 638 8088

CO: Trilogy Metals Inc.

CNW 06:30e 21-OCT-26